Exhibit 99.1

Inuvo to Present at Craig-Hallum Alpha Select Conference in New York on September 26, 2013

CONWAY, Ark., Sept. 24, 2013 -- Inuvo, Inc. (NYSE MKT:INUV) (the "Company" or "Inuvo"), an Internet marketing and technology company that delivers targeted advertisements into websites and applications reaching desktop and mobile devices, today announced that Mr. Richard Howe, Chief Executive Officer and Mr. Wally Ruiz, Chief Financial Officer, are scheduled to present at the 2013 Craig-Hallum Alpha Select Conference at the Convene Conference Center in New York, NY on September 26, 2013 at 2:35 pm (EST).

About Inuvo, Inc.
Inuvo(R), Inc. (NYSE MKT:INUV) is an Internet marketing and technology company that delivers targeted advertisements into websites and applications reaching desktop and mobile devices. To learn more about Inuvo, please visit www.inuvo.com.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to our lack of profitable operating history, changes in our business, potential need for additional capital, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2012 and most recent Form 10-Q. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
501-205-8397
wallace.ruiz@inuvo.com

Or

Investor Relations
Alliance Advisors, LLC.
Chris Camarra, 212-398-3487
ccamarra@allianceadvisors.net